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                                                                       EXHIBIT 5

                    OPINION AND CONSENT OF FISHER THURBER LLP



                                 March 20, 2000


Natural Alternatives International, Inc.
1185 Linda Vista Drive
San Marcos, CA  92069

        Re: Form S-8 Registration Statement for 1999 Omnibus Equity Incentive Plan and 1999 Employee Stock Purchase Plan and Two Outstanding Stand Alone Options

Ladies and Gentlemen:

        We have examined the Registration Statement on Form S-8 (the "Registration Statement") to be filed by you with the Securities and Exchange Commission on or about March 15, 2000 to register a total of 670,000 shares of common stock, .001 par value per share (the "Common Stock"), of Natural Alternatives International, Inc., a Delaware corporation (the "Company") for issuance pursuant to the Company's 1999 Equity Incentive Plan ("Incentive Plan") and 1999 Employee Stock Purchase Plan ("Stock Purchase Plan"), and two outstanding stand alone options to non-employee directors.

        For purposes of rendering this opinion, we have made such legal and factual examinations as we have deemed necessary under the circumstances and, as part of such examination, we have examined, among other things, originals and copies, certified and otherwise, identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary or appropriate. For the purposes of such examination, we have assumed the genuineness of all signatures on original documents and the conformity to original documents of all copies submitted to us.

        On the basis of and relying upon the foregoing examination and assumptions, we are of the opinion that, assuming the Registration Statement shall have become effective pursuant to the provisions of the Securities Act of 1933, as amended, the shares of Common Stock being offered in the Registration Statement, when issued and sold and the consideration therefore received pursuant to the provisions of the option agreements duly authorized under the Incentive Plan, the Stock Purchase Plan, and the two outstanding stand alone options in accordance with the Registration Statement, will be validly issued, fully paid and nonassessable.

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and any amendments thereto.


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Natural Alternatives International, Inc.
March 20, 2000
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        This opinion letter is rendered as of the date first written above and we disclaim any obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinion expressed herein. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company, the Incentive Plan and Stock Purchase Plan or the Common Stock.

                                      FISHER THURBER LLP


                                      By:    /s/ David A. Fisher
                                         -------------------------------
                                             David A. Fisher


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